Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 29, 2024, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Grid Dynamics Holdings, Inc. on Form 10-K for the year ended December 31, 2023. We consent to the incorporation by reference of said reports in the Registration Statements of Grid Dynamics Holdings, Inc. on Form S-8 (File No. 333-238203) and on Forms S-3 (File Nos. 333-255732 and 333-238202).

San Francisco, California
February 29, 2024